UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 18, 2011
(Date of earliest event reported)

Warren Resources, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

_________________________

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 18, 2011, Warren Resources, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). There were 64,457,357 shares of common stock of the Company, constituting 90.25% of outstanding shares on March 31, 2011, the record date, represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1. To elect Chet Borgida, Michael R. Quinlan and Norman F. Swanton as directors for a term expiring at the 2014 annual meeting, or until their successors are duly elected:

Name	For	Withhold
Chet Borgida	49,021,919	2,350,894

Michael R. Quinlan	48,994,249	2,378,564

Norman F. Swanton	49,178,322	2,194,491

All director nominees were duly elected.

Proposal 2.  Ratification of the appointment of Grant Thornton LLP as independent auditors for 2011.

For	Against	Abstain
63,948,440	445,719	63,198

The selection of Independent Auditors was ratified.

Proposal 3.  To approve, on a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in the 2011 proxy statement.

For	Against	Abstain
43,196,490	7,853,153	323,170

On a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in the 2011 proxy statement was approved.

Proposal 4.   To approve, on a non-binding basis, that the frequency of the advisory vote on the Company’s named executive officer compensation shall be 1, 2 or 3 years

One Year	Two Years	Three Years
45,140,379	292,761	5,634,660

On a non-binding basis, the frequency of the non-binding advisory vote on the Company’s named executive officer compensation of “every one year” was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2011

WARREN RESOURCES, INC.
By: /s/ David E. Fleming
David E. Fleming, Senior Vice President, General Counsel & Corporate Secretary